Consensus Cloud Solutions, Inc.
Reports First Quarter 2024 Results
Releases Q2 2024 and Reaffirms Full Year 2024 Guidance
Achieves Record GAAP Net Income/EPS and Non-GAAP Net Income/Non-GAAP EPS

LOS ANGELES -- Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) today reported financial results for the first quarter of 2024.

“I am pleased with our Q1 performance. SoHo and Corporate revenues were ahead of expectations, which combined with our cost saving measures, produced a strong EBITDA margin of 54.5%. Our free cash flow was up more than 21% year over year, allowing us to end the quarter with $61.5 million of cash following a spend of $63.5 million on our debt repurchase program. Since the program began in November 2023, we have repurchased $126.0 million of debt and lowered our net debt-to-EBITDA ratio to 3.2, continuing toward a leverage ratio of less than 3x.” said Scott Turicchi, CEO of Consensus.

FIRST QUARTER UNAUDITED 2024 HIGHLIGHTS

Q1 2024 quarterly revenues decreased by $3.3 million or 3.6% to $88.1 million compared to $91.5 million for Q1 2023. This decline was primarily due to an anticipated decrease of $5.3 million or 12.6% in our Small office home office (“SoHo”) business, partially offset by an increase of $2.0 million or 4.0% in our Corporate business.

GAAP net income (1) increased to $26.4 million in Q1 2024 compared to $15.5 million for Q1 2023. The increase is primarily due to an increase of $3.7 million in income from operations, a gain of $4.9 million on the extinguishment of debt, a gain of $4.7 million due to a foreign exchange revaluation, a decrease of $1.5 million in interest expense and an increase of $0.9 million in interest income.

GAAP net income per diluted share (1) increased to $1.37 or 75.6% in Q1 2024 compared to $0.78 for Q1 2023. The increase is related to the items discussed above and a lower share count as a result of share repurchases.

Adjusted EBITDA (3)(4) for Q1 2024 of $48.1 million increased compared to Q1 2023 of $44.2 million primarily driven by the increase in income from operations. Q1 2024 Adjusted EBITDA margin(3) of 54.5% is at the higher end of the range presented in our annual 2024 guidance and an increase of approximately 6 percentage points over Q1 2023.

Adjusted non-GAAP net income (1)(2) in Q1 2024 increased to $29.8 million from $22.0 million in Q1 2023 due to the items discussed above, excluding the gain on the extinguishment of debt.

Adjusted non-GAAP earnings per diluted share (1)(2)(3) for the quarter increased to $1.55 or 40.9% compared to $1.10 for Q1 2023 primarily due to the items discussed above and a lower share count as a result of share repurchases.

Key financial results from operations for Q1 2024 versus Q1 2023 are set forth in the following table. Reconciliations of non-GAAP measures to comparable GAAP financial measures accompany this press release.

(Unaudited, in thousands except per share amounts and percentages)			Favorable / (Unfavorable)
	Q1 2024	Q1 2023	Change
Revenues	$88,146	$91,454	(3.6)%
GAAP net income (1)	$26,370	$15,458	70.6%
GAAP net income per diluted share (1)	$1.37	$0.78	75.6%
Adjusted non-GAAP net income (1)(2)	$29,826	$21,993	35.6%
Adjusted non-GAAP earnings per diluted share (1)(2)(3)	$1.55	$1.10	40.9%
Adjusted EBITDA (3)(4)	$48,066	$44,236	8.7%
Adjusted EBITDA margin (3)	54.5%	48.4%	6.1 pts
Net cash provided by operating activities	$44,689	$37,971	17.7%
Free cash flows (5)	$35,766	$29,423	21.6%
Notes:

(1)	The GAAP effective tax rates were approximately 27.3% for Q1 2024 and 24.9% for Q1 2023. The non-GAAP effective tax rates were approximately 21.3% for Q1 2024 and 20.0% for Q1 2023.
(2)
Adjusted non-GAAP net income and Adjusted non-GAAP earnings per diluted share exclude certain non-GAAP items, which are presented on an after-tax basis, as defined in the accompanying reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Such exclusions totaled $0.18 and $0.32 per diluted share, respectively, for the three months ended March 31, 2024 and 2023. Adjusted non-GAAP net income and Adjusted non-GAAP earnings per diluted share are not meant as a substitute for GAAP, but are presented solely for informational purposes.

(3)	Adjusted EBITDA is defined as earnings before interest expense; interest income; other income (expense), net; income tax expense; depreciation and amortization; and other items used to reconcile GAAP income per diluted share to Adjusted non-GAAP earnings per diluted share, as presented in the Reconciliation of GAAP to Adjusted non-GAAP Financial Measures. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenues. Adjusted EBITDA amounts and Adjusted EBITDA margin are not meant as a substitute for GAAP, but are presented solely for informational purposes.
(4)	See Net Income to Adjusted EBITDA Reconciliation for the components of Consensus Adjusted EBITDA.
(5)	Free cash flow is defined as net cash provided by operating activities, less purchases of property and equipment. Free cash flow amounts are not meant as a substitute for GAAP, but are solely for informational purposes.

CAPITAL ALLOCATION STRATEGIC INITIATIVES

Consensus ended the quarter with $61.5 million in cash and cash equivalents after the cash outlays detailed below.

The following table consists of our material capital allocation strategic initiatives (in thousands):

Capital Allocation:	Q1 2024	Cumulative Total	Remaining Under the Plan
Debt repurchase program (6)	$63,455	$126,027	$173,973
Common stock repurchase program (7)	$707	$31,790	$68,210

	Q1 2024	Q1 2023	Change
Purchases of property and equipment	$(8,923)	$(8,548)	4.4%
Notes:

(6)
On November 9, 2023, the Company’s Board of Directors approved a debt repurchase program, pursuant to which Consensus may reduce, through redemptions, open market purchases, tender offers, privately negotiated purchases or other retirements, a combination of the outstanding principal balance of the 2026 Senior Notes and 2028 Senior Notes. The authorization permits an aggregate principal amount reduction of up to $300 million and expires on November 9, 2026.

(7)	On March 1, 2022, the Company’s Board of Directors approved a share buyback program. Under this program, the Company may purchase in the public market or in off-market transactions up to $100.0 million worth of the Company’s common stock through February 2025.

REAFFIRMS 2024 GUIDANCE (i)

The following table presents ranges for the Company’s 2024 full year guidance (in millions, except per share amounts):

	Low	Midpoint	High
Revenue	$338	$345	$353
Adjusted EBITDA	$182	$188	$194
Adjusted non-GAAP earnings per diluted share (ii)	$5.08	$5.20	$5.31

Q2 2024 GUIDANCE (i)

The following table presents ranges for the Company’s Q2 2024 guidance (in millions, except per share amounts):

	Low	Midpoint	High
Revenue	$84.5	$86.5	$88.5
Adjusted EBITDA	$46.0	$47.5	$49.0
Adjusted non-GAAP earnings per diluted share (ii)	$1.30	$1.33	$1.36
Notes:

(i)
Annual and quarterly guidance is provided on a non-GAAP basis only because certain information necessary to calculate the most comparable GAAP measures is unavailable due to the uncertainty and inherent difficulty of predicting the occurrence and the future financial statement impact of certain items. Therefore, as a result of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, we are unable to provide a reconciliation of these measures without unreasonable effort.

(ii)
Annual and quarterly guidance for Adjusted non-GAAP earnings per diluted share excludes share-based compensation, amortization of acquired intangibles and certain gains or costs related to non-routine and other matters that are nonrecurring, in each case net of tax. The non-GAAP effective tax rate for Q2 2024 is expected to be between 20.5% and 22.5%.

About Consensus Cloud Solutions

Consensus Cloud Solutions, Inc. (NASDAQ: CCSI) is one of the world’s largest digital fax providers and a trusted global source for the transformation, enhancement and secure exchange of digital information. We leverage our 25-year history of success by providing advanced data transformation solutions for regulated industries such as healthcare, finance, insurance, real estate and manufacturing, as well as technology for state and the federal government. Our solutions consist of: cloud faxing; digital signature; intelligent data extraction using natural language processing and artificial intelligence; robotic process automation; interoperability; workflow enhancement, and a powerful connectivity and integration engine for healthcare providers. Our solutions can be combined with managed services for optimal outcomes. For more information about Consensus, visit consensus.com and follow @ConsensusCS on X, formerly Twitter, to learn more.

Contact:

Laura Hinson
Consensus Cloud Solutions, Inc
844-211-1711
investor@consensus.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow fax revenues, profitability and cash flows; the Company’s ability to identify, close and successfully transition acquisitions; subscriber growth and retention; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology or infringement by the Company of intellectual property of others; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; general economic and political conditions, including political tensions and war (such as the ongoing conflict in Ukraine and the Middle East); and the numerous other factors set forth in Consensus’

filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Consensus, refer to the 2023 Annual Report on Form 10-K filed by Consensus on February 28, 2024, and the other reports filed by Consensus from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release are subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

About non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following Adjusted non-GAAP financial measures: Adjusted non-GAAP net income, Adjusted non-GAAP earnings per diluted share, Adjusted EBITDA, Adjusted EBITDA margin and free cash flow. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use these Adjusted non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these Adjusted non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to these Adjusted non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These Adjusted non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these Adjusted non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.

For more information on these Adjusted non-GAAP financial measures, please see the appropriate GAAP to Adjusted non-GAAP reconciliation tables included within the attached Exhibit to this Release.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	March 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$61,511	$88,715
Accounts receivable, net of allowances of $6,088 and $6,271, respectively	27,421	26,342
Prepaid expenses and other current assets	9,772	10,191
Total current assets	98,704	125,248
Property and equipment, net	86,743	81,196
Operating lease right-of-use assets	6,391	6,766
Intangibles, net	43,998	44,990
Goodwill	347,219	348,822
Deferred income taxes	32,783	34,869
Other assets	4,953	5,364
TOTAL ASSETS	$620,791	$647,255

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$45,215	$36,506
Income taxes payable, current	4,514	2,224
Deferred revenue, current	22,452	22,041
Operating lease liabilities, current	2,003	2,038
Current portion of long-term debt	—	8,575
Total current liabilities	74,184	71,384
Long-term debt, net of current portion	671,697	725,405
Deferred revenue, noncurrent	2,186	2,270
Operating lease liabilities, noncurrent	12,737	13,212
Liability for uncertain tax positions	10,464	9,740
Deferred income taxes	1,085	1,098
Other long-term liabilities	262	268
TOTAL LIABILITIES	772,615	823,377
Commitments and contingencies
Common stock, $0.01 par value. Authorized 120,000,000; total issued is 20,291,793 and 20,273,686 shares and total outstanding is 19,220,169 and 19,245,024 shares as of March 31, 2024 and December 31, 2023, respectively	203	203
Treasury stock, at cost (1,071,624 and 1,028,662 shares as of March 31, 2024 and December 31, 2023, respectively)	(31,994)	(31,282)
Additional paid-in capital	46,201	41,247
Accumulated deficit	(146,743)	(173,113)
Accumulated other comprehensive loss	(19,491)	(13,177)
TOTAL STOCKHOLDERS’ DEFICIT	(151,824)	(176,122)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$620,791	$647,255

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended March 31,
	2024	2023
Revenues	$88,146	$91,454

Cost of revenues (1)	17,048	17,508
Gross profit	71,098	73,946
Operating expenses:
Sales and marketing (1)	12,558	16,893
Research, development and engineering (1)	1,905	1,904
General and administrative (1)	18,968	21,152
Total operating expenses	33,431	39,949
Income from operations	37,667	33,997
Interest expense	(6,199)	(12,566)
Interest income	923	—
Other income (expense), net	3,902	(844)
Income before income taxes	36,293	20,587
Income tax expense	9,923	5,129
Net income	$26,370	$15,458

Net income per common share:
Basic	$1.37	$0.78
Diluted	$1.37	$0.78

Weighted average shares outstanding:
Basic	19,220,340	19,847,280
Diluted	19,233,736	19,884,657

(1) Includes share-based compensation expense as follows:
Cost of revenues	$503	$296
Sales and marketing	679	372
Research, development and engineering	95	40
General and administrative	3,173	4,432
Total	$4,450	$5,140

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$26,370	$15,458
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,767	4,347
Amortization of financing costs and discounts	479	495
Non-cash operating lease costs	370	416
Share-based compensation	4,450	5,140
Provision for doubtful accounts	875	1,831
Deferred income taxes, net	1,361	(66)
Gain on extinguishment of debt	(4,865)	—
Changes in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	(2,008)	(3,429)
Prepaid expenses and other current assets	378	(266)
Other assets	411	424
Increase (decrease) in:
Accounts payable and accrued expenses	9,111	12,400
Income taxes payable	2,373	206
Deferred revenue	430	735
Operating lease liabilities	(531)	(423)
Liability for uncertain tax positions	724	713
Other liabilities	(6)	(10)
Net cash provided by operating activities	44,689	37,971
Cash flows from investing activities:
Purchases of property and equipment	(8,923)	(8,548)
Purchase of investments	—	(4,000)
Net cash used in investing activities	(8,923)	(12,548)
Cash flows from financing activities:
Repurchase of common stock	(712)	(9,195)
Taxes paid related to net share settlement	(233)	(451)
Repurchase of debt	(57,884)	—
Net cash used in financing activities	(58,829)	(9,646)
Effect of exchange rate changes on cash and cash equivalents	(4,141)	1,324
Net change in cash and cash equivalents	(27,204)	17,101
Cash and cash equivalents at beginning of period	88,715	94,164
Cash and cash equivalents at end of period	$61,511	$111,265

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The following table sets forth the reconciliation of net income to Adjusted non-GAAP net income for the three months ended March 31, 2024 and 2023 with adjustments presented on an after-tax basis:

	Three Months Ended March 31,
	2024	Per Diluted Share	2023 *	Per Diluted Share *
Net income	$26,370	$1.37	$15,458	$0.78
Plus:
Share-based compensation (1)	3,733	0.19	4,332	0.22
Amortization (2)	622	0.03	756	0.04
Severance and related charges (3)	893	0.05	130	0.01
Intra-entity transfer (4)	942	0.05	882	0.04
Debt extinguishment gain (5)	(3,636)	(0.19)	—	—
Other (6)	902	0.05	435	0.02
Adjusted non-GAAP net income	$29,826	$1.55	$21,993	$1.10
* The prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on the reported Adjusted non-GAAP net income or Adjusted non-GAAP earnings per diluted share. The reconciliation of net income per share from GAAP to Adjusted non-GAAP may not foot since each is calculated independently.

Non-GAAP Financial Measures

To supplement its unaudited condensed consolidated financial statements, the Company uses the following non-GAAP financial measures: Adjusted EBITDA, Adjusted non-GAAP Net Income and Adjusted non-GAAP Diluted EPS (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about core operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.

(1) Share-based compensation. The Company excludes share-based compensation because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(2) Amortization. The Company excludes amortization of patents and acquired intangible assets because it is non-cash in nature and because the Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(3) Severance and related charges. The Company excludes certain business realignment costs such as severance. The Company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(4) Intra-entity transfers. The Company excludes certain effects of intra-entity transfers to the extent the related tax asset or liability in the financial statement is not recovered or settled, respectively during the year. During December 2019, the Company entered into an intra-entity asset transfer that resulted in the recording of a tax benefit and related tax asset representing tax deductible amounts to be realized in future years which is expected to be recovered over a period of up to 20 years. The Company believes that the non-GAAP financial measures excluding the cumulative future unrealized benefit of the assets transferred and including the tax benefit in the year of realization provides meaningful supplemental information regarding operational performance. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results.

(5) Debt extinguishment gain. The Company excludes certain gains associated with the retirement of our debt. The Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which similarly exclude this item.

(6) Other. The Company excludes certain costs related to non-routine and other matters. The Company believes that the non-GAAP financial measures excluding this item provides meaningful supplemental information regarding the operational performance of the business. In addition, excluding this item from the non-GAAP measures facilitates comparisons to historical operating results.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure.

	Three Months Ended March 31,
	2024	2023 *
Net income	$26,370	$15,458
Plus:
Interest expense	6,199	12,566
Interest income	(923)	—
Other income (expense), net	(3,902)	844
Income tax expense	9,923	5,129
Depreciation and amortization	4,767	4,347
EBITDA:
Plus:
Share-based compensation	4,450	5,140
Severance and related charges	1,194	173
Other	(12)	579
Adjusted EBITDA	$48,066	$44,236
* The prior year amounts have been reclassified for consistency with the current year presentation. These reclassifications had no effect on Adjusted EBITDA.
Adjusted EBITDA as calculated above represents earnings before interest expense, interest income, other income (expense), net, income tax expense, depreciation and amortization and the items used to reconcile GAAP to Adjusted non-GAAP financial measures, including (1) share-based compensation; (2) severance and related charges; and (3) other costs related to non-routine and other matters. The Company discloses Adjusted EBITDA as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that measures similar to Adjusted EBITDA are broadly used by analysts, rating agencies and investors in assessing our performance. Accordingly, the Company believes that the presentation of Adjusted EBITDA provides useful information to investors.

Adjusted EBITDA is not in accordance with, or an alternative to, net income, and may be different from non-GAAP measures used by other companies. In addition, Adjusted EBITDA is not based on any comprehensive set of accounting rules or principles. This Adjusted non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

CONSENSUS CLOUD SOLUTIONS, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Three Months Ended March 31,
	2024	2023
Net cash provided by operating activities	$44,689	$37,971
Less: Purchases of property and equipment	(8,923)	(8,548)
Free cash flows	$35,766	$29,423
The Company discloses free cash flows as a supplemental non-GAAP financial performance measure, as it believes it is a useful metric by which to compare the performance of its business from period to period. The Company also understands that this non-GAAP measure is broadly used by analysts, rating agencies and investors in assessing the Company’s performance. Accordingly, the Company believes that the presentation of this non-GAAP financial measure provides useful information to investors.

Free cash flows is not in accordance with, or an alternative to, Cash Flows from Operating Activities, and may be different from non-GAAP measures with similar or even identical names used by other companies. In addition, the non-GAAP measure is not based on any comprehensive set of accounting rules or principles. This non-GAAP measure has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Key Performance Metrics (Unaudited)

The following table sets forth certain key performance metrics for Consensus for the three months ended March 31, 2024 and 2023 (in thousands, except for percentages and Average Revenue per Customer Account):

	Three Months Ended March 31,
	2024	2023
Corporate revenue	$51,390	$49,407
Corporate customer accounts (1)	55	53
Corporate Average Revenue per Customer Account (“ARPA”) (2)	$316.07	$315.76
Corporate paid adds (3)	4	3
Corporate monthly account churn (4)	1.92%	1.37%

SoHo revenue	$36,754	$42,030
SoHo customer accounts (1)	808	914
SoHo ARPA (2)	$14.95	$15.10
SoHo paid adds (3)	64	78
SoHo monthly account churn (4)	3.42%	3.76%
(1) Consensus customers are defined as paying Corporate and SoHo customer accounts.

(2) Represents a monthly ARPA for the quarter and is calculated as follows: Monthly ARPA on a quarterly basis is calculated using our standard convention of dividing revenue for the quarter by the average of the quarter’s beginning and ending customer base and dividing that amount by 3 months. Consensus believes ARPA provides investors an understanding of the average monthly revenues we recognize per account associated within Consensus’ customer base. As ARPA varies based on fixed subscription fee and variable usage components, Consensus believes it can serve as a measure by which investors can evaluate trends in the types of services, levels of services and the usage levels of those services across Consensus’ customers.

(3) Paid Adds represents paying new Consensus customer accounts added during the periods presented.

(4) Monthly churn is defined as a Consensus paying customer accounts that cancelled services during the period divided by the average number customers over the period. This measure is calculated monthly and expressed as an average over the applicable period.